NEWSRELEASE

FOR IMMEDIATE RELEASE
October 2, 2009

Contacts:

Analysts		Media
Jay Gould	(614) 480-4060	Maureen Brown	(614) 480-5512
Jim Graham	(614) 480-3878

HUNTINGTON BANCSHARES ASSUMES ALL DEPOSITS OF
WARREN BANK IN MACOMB COUNTY, MICHIGAN

COLUMBUS, Ohio – Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) announced that its subsidiary, The Huntington National Bank, has assumed all deposits (about $400 million) of Warren Bank located in Macomb County, Michigan from the Federal Deposit Insurance Corporation (FDIC). Huntington also has the right to purchase any of Warren Bank’s six banking offices. Huntington has not acquired any of Warren Bank’s loans.

Effective Saturday, October 3, 2009, all of the Warren Bank banking offices will open as Huntington banking offices.

“We are pleased to welcome the more than 8,000 Warren Bank customers to Huntington,” said Stephen D. Steinour, chairman, president, and chief executive officer. “They will have access to a significantly broader array of products and nationally-recognized banking services, including business and consumer on-line banking. Right now, it is business as usual for the former Warren Bank customers, as they will continue to conduct banking business at their existing banking offices with familiar employees. Starting Monday, they have access to Huntington’s entire 1,400 ATM network throughout the Midwest, including the 111 ATMs in East Michigan. At the appropriate time, their existing accounts will be converted to Huntington’s systems. Our new customers can be assured we will communicate details as soon as they are available, and we will work hard to make certain the transition is as smooth and seamless as possible.”

“For Huntington, this transaction immediately strengthens our Macomb County deposit market share from 10% to almost 14%,” Steinour continued. “We recognize the important role Macomb County plays in the southeast Michigan economy. Having been in this market for years, we understand it well. This transaction affords the opportunity to immediately deepen our presence and better positions us to take advantage of the pockets of growth opportunities that exist. In addition, this expansion allows us to realize the benefit of certain expense efficiencies.”

Depositors who have questions may call their local Warren Bank banking office during normal business hours or Huntington at 1-866-375-6502, Monday through Friday from 7:00 a.m. to 10:00 p.m. EDT and on Saturday and Sunday from 8:00 a.m. to 5:00 p.m. EDT. They may also visit Huntington’s web site any time at www.huntington.com/warrenbank.

Forward-looking Statement

This press release contains certain forward-looking statements, including certain plans, expectations, goals, projections, and statements, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: (1) changes in economic conditions; (2) movements in interest rates; (3) competitive pressures on product pricing and services; (4) success and timing of other business strategies; (5) the nature, extent, and timing of governmental actions and reforms, including existing and potential future restrictions and limitations imposed in connection with the Troubled Asset Relief Program’s voluntary Capital Purchase Plan or otherwise under the Emergency Economic Stabilization Act of 2008; (6) effectiveness at achieving stated goals and objectives; and (7) extended disruption of vital infrastructure. Additional factors that could cause results to differ materially from those described above can be found in Huntington’s 2008 Annual Report on Form 10-K, and documents subsequently filed by Huntington with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.

About Huntington

Huntington Bancshares Incorporated is a $51 billion regional bank holding company headquartered in Columbus, Ohio. Huntington has more than 143 years of serving the financial needs of its customers. Through our subsidiaries, including our banking subsidiary, The Huntington National Bank, we provide full-service commercial and consumer banking services, mortgage banking services, equipment leasing, investment management, trust services, brokerage services, customized insurance service program, and other financial products and services. Our over 600 banking offices are located in Indiana, Kentucky, Michigan, Ohio, Pennsylvania, and West Virginia. Huntington also offers retail and commercial financial services online at huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of almost 1,400 ATMs. The Auto Finance and Dealer Services group offers automobile loans to consumers and commercial loans to automobile dealers within our six-state banking franchise area. Selected financial service activities are also conducted in other states including: Private Financial Group offices in Florida and Mortgage Banking offices in Maryland and New Jersey. International banking services are available through the headquarters office in Columbus and a limited purpose office located in both the Cayman Islands and Hong Kong.

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